Exhibit 99.1
2111 N. Franklin Dr.
Washington, PA 15301
www.communitybank.tv

CB Financial Services, Inc. Announces Implementation
of Branch Optimization Initiatives

Community Bank to Invest in Infrastructure, Technology and Customer Experience

Washington, Pennsylvania; February 23, 2021 – CB Financial Services, Inc. (NASDAQGM: CBFV) (“CB Financial” or “the Company”), the holding company of Community Bank, today announced the implementation of strategic initiatives to improve Community Bank’s financial performance and to position the bank for continued profitable growth.

Community Bank intends to optimize its current branch network through the consolidation of six branches and the possible divestiture of others, while expanding technology and infrastructure investments in its remaining locations. The decision was the result of a comprehensive internal study that measured branch performance by comparing financial and non-financial indicators to growth opportunities, while evolving changes in consumer preferences, largely driven by the global pandemic, led to an acceleration of branch optimization efforts. Community Bank plans to provide affected customers with details to ensure a seamless transition with minimal disruption to their daily banking needs.

Management believes this initiative is an important first step to improve Community Bank’s operations, and to provide enhanced efficiency and production capabilities. The Bank has also engaged with third-party workflow optimization experts to assist in implementing a number of robotic process automations (RPAs) and more effective sales management that it expects will improve operational efficiencies in the near and long-term. These efforts will likely result in additional innovations designed to improve growth prospects for the Community Bank as customer preferences for mobile and other technology-based services evolve.

In connection with the branch consolidations and the other branch optimization initiatives, CB Financial anticipates non-recurring pre-tax costs during 2021 of up to $6.1 million. This estimated cost excludes the impact of any premium from sale of branches, and assumes no salvage value, lease termination, severance, and other costs associated with the consolidations or sales; however, the Company does anticipate some recovery of these costs over time.

CB Financial expects an annual reduction in pre-tax operating expenses in 2021 of approximately $1.5 million, along with $3.0 million of ongoing pre-tax cost savings as a result of the implementation of the branch optimization initiatives.

The Company intends to provide updates to these estimates when it reports its 2021 first quarter financial results in April 2021.

Management Commentary
John H Montgomery, President and Chief Executive Officer, stated, “Over the past 119 years, Community Bank has served as a fixture in the southwestern PA region, with a commitment to providing both quality service to local consumers as well as favorable returns for shareholders. At the same time, we remain vigilant that the global pandemic has driven changes in how customers utilize banking services and have identified strategic areas where we can help to grow our loan pipeline while also providing better service to customers in southwestern Pennsylvania, Ohio, and West Virginia. With a strong financial position, we felt it was time to move forward with a branch optimization strategy that will better align our infrastructure with changing market conditions.”

Mr. Montgomery continued, “While the Company has performed admirably throughout the global pandemic, customers began to transition to the use of digital banking services at an accelerated rate. While also improving operating efficiency, we are committed to enhancing fintech capabilities, as well as our digital and mobile presence. We intend to invest in our current branch network and technology, as well as improve the ability of our bank to remain versatile in this ever-evolving environment. With expectations of a continued low interest rate environment, along with continued pressure on interest margins and cost of capital in future periods, we identified key areas to improve operational efficiencies that will result in a more competitive cost structure in 2021 and beyond, while also offsetting necessary investments in our infrastructure that will well-position Community Bank as a high performing institution for the future.”

Availability of Additional Information in Investor Presentation
CB Financial has also made available an updated investor presentation at the investor relations section on its website at www.communitybank.tv with additional information on the strategic initiatives, and will provide additional details in a Form 8-K filed with the Securities and Exchange Commission.

About CB Financial Services, Inc.
CB Financial Services, Inc. is the bank holding company for Community Bank, a Pennsylvania-chartered commercial bank. Community Bank operates 15 offices in Greene, Allegheny, Washington, Fayette, and Westmoreland Counties in southwestern Pennsylvania, six offices in Brooke, Marshall, Ohio, Upshur and Wetzel Counties in West Virginia, and one office in Belmont County in Ohio. Community Bank offers a broad array of retail and commercial lending and deposit services and provides commercial and personal insurance brokerage services through Exchange Underwriters, Inc., its wholly owned subsidiary.

For more information about CB Financial Services, Inc. and Community Bank, visit our website at www.communitybank.tv.

Forward-Looking Statements
Statements contained in this press release that are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions contained in the Act. The Company’s ability to predict results or the actual effect of the branch optimization initiatives is inherently uncertain. Factors which could have a material adverse effect on the branch optimization initiatives and the operations and future prospects of the Company and its subsidiaries include, but are not limited to, general and local economic conditions, the scope and duration of economic contraction as a result of the COVID-19 pandemic and its effects on the Company’s business and that of the Company’s customers, changes in market interest rates, deposit flows, demand for loans, real estate values and competition, competitive products and pricing, the ability of our customers to make scheduled loan payments, loan delinquency rates and trends, our ability to manage the risks involved in our business, our ability to control costs and expenses, inflation, market and monetary fluctuations, changes in federal and state legislation and regulation applicable to our business, actions by our competitors, and other factors that may be disclosed in the Company’s periodic reports as filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

Company Contact:
John H. Montgomery
President and Chief Executive Officer
Phone: (724) 225-2400

Investor Relations
Adam Prior
Phone: (212) 836-9606
Email: aprior@equityny.com

Media Relations
Chris Murray
Phone: (610) 864-9123
cmurray@btcmarketing.com